As filed with the Securities and Exchange Commission on November 20, 2008
Registration No. 333-
UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-2758596 (I.R.S. Employer Identification Number)

354 Eisenhower Parkway

Livingston, New Jersey 07039

(973) 994-3999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael McGrane, Esq.

Senior Vice President, General Counsel and Secretary

Columbia Laboratories, Inc.

354 Eisenhower Parkway

Livingston, New Jersey 07039

(973) 994-3999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Adam H. Golden, Esq.

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

(212) 836-8000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [x]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $0.01 par value per share(2)	$13,955,539	(3)
Common stock, $0.01 par value per share(4)	(5)	(5)
Preferred stock, $0.01 par value per share(4)	(5)	(5)
Debt securities(4)	(5)	(5)
Warrants(4)	(5)	(5)
Total	$50,000,000(6)	$1,416.55(7)

(1)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, there are being registered hereunder such indeterminate number of shares of common stock of the registrant having an aggregate offering price of $13,955,539, representing the unsold securities under the registration statement on Form S-3 initially filed by the registrant with the Securities and Exchange Commission on May 31, 2000 (No. 333-38230) covering the offering and sale of common stock having an aggregate offering price of $75,000,000 (the “Prior Registration Statement”).  Pursuant to Rule 415(a)(5) under the Securities Act of 1933, the registrant may continue to offer and sell the unsold common stock under the Prior Registration Statement until the earlier of the effective date of this registration statement and May 29, 2009, following which any remaining unsold common stock may be offered and sold under this registration statement.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the filing fee paid in connection with the Prior Registration Statement shall continue to apply to the unsold common stock under the Prior Registration Statement (or if not sold thereunder, under this registration statement) and no additional filing fee in respect of such unsold common stock is due hereunder.

(4)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $36,044,461 (collectively, the “New Securities”).  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $36,044,461, less the aggregate dollar amount of all New Securities previously issued hereunder.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The New Securities registered also include such indeterminate numbers of shares of common stock and preferred stock, and principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(6)	Maximum aggregate offering price of the unsold common stock under the Prior Registration Statement and the New Securities.

(7)	Based on maximum aggregate offering price of the New Securities in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 20, 2008

$50,000,000

COLUMBIA LABORATORIES, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time issue up to $50,000,000 of any combination of common stock, preferred stock, debt securities and warrants.  We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold.  We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents.  We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement.  Of the $50,000,000 of the securities that may be offered and sold under this prospectus, a minimum of $13,955,539 must be shares of common stock.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “CBRX”.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated _____________, 2008.

TABLE OF CONTENTS

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Columbia Laboratories, Inc.  Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Columbia Laboratories, Inc. since the date hereof.  This prospectus and any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may from time to time issue up to (i) $13,955,539 aggregate dollar amount of common stock and (ii) $36,044,461 aggregate dollar amount of any combination of common stock, preferred stock, debt securities and warrants.  We have provided to you in this prospectus a general description of the securities we may offer.  Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

SUMMARY

Columbia Laboratories, Inc.

Because this is a summary, it does not contain all the information about Columbia Laboratories, Inc. that may be important to you.  To understand the specific terms of the securities, you should read this prospectus and any prospectus supplement carefully.  You should also carefully read the risk factors referenced in the section of this prospectus entitled “Risk Factors” and the documents identified under the caption “Where You Can Find More Information.”

Unless the context otherwise requires, the terms “Columbia,” the “Company,” “we,” “us” and “our” refer to Columbia Laboratories, Inc.

Business

We are in the business of developing, manufacturing and selling pharmaceutical products that utilize our proprietary Bioadhesive Delivery System, or BDS, technology.  We are focused predominantly on the women’s reproductive healthcare market but our product development projects address the broader women’s healthcare market.  Our bioadhesive vaginal gel products provide patient-friendly solutions for infertility, pregnancy support, amenorrhea, and other obstetric, gynecologic and medical conditions.

All of our products and product candidates utilize our BDS which consists principally of a polymer (polycarbophil) and an active ingredient.  The BDS is based upon the principle of bioadhesion, a process by which the polymer adheres to epithelial surfaces or mucosa.  Our vaginal products adhere to the vaginal epithelium until discharged upon normal cell turnover, a physiological process that can take 72 hours, or longer, and provide sustained and controlled delivery of active drug ingredients.

Our U.S. sales organization currently promotes two brands of our natural progesterone gel products, CRINONE® 8% and PROCHIEVE® 8% in the United States.  CRINONE® and PROCHIEVE® are approved for Assisted Reproductive Technology treatment for infertile women with progesterone deficiency. We have focused on infertility but our development pipeline also focuses on the broader women’s reproductive healthcare market because we believe that vaginal delivery is a particularly effective way to deliver active ingredients to the female reproductive organs. We also promote STRIANT® testosterone buccal system for the treatment of hypogonadism in men. We have entered into partnerships to commercialize our products outside the United States and within certain markets in the United States, and seek to enter into additional partnerships to commercialize our products in new countries and with additional audiences in the United States that we do not currently address.

Our lead R&D opportunity is the study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix as measured by transvaginal ultrasound in mid-pregnancy. This opportunity arose from significant positive data obtained from secondary analyses of our earlier recurrent Phase III preterm study. Based on those positive data and our discussions with the Food and Drug Administration, or FDA, we designed the Phase III PREGNANT ( PR OCHIEVE ®   E xtending  G estatio N   A   N ew  T herapy) study. The Company is conducting the Phase III clinical study with PROCHIEVE ® 8% progesterone gel to prevent preterm birth and improve infant outcomes for those women with a short cervix at mid-pregnancy.

Corporate Information

Columbia was incorporated as a Delaware corporation in 1986. Our principal executive offices are located at 354 Eisenhower Parkway, Livingston, New Jersey 07039, and our telephone number is (973) 994-3999. The Company’s wholly-owned subsidiaries are Columbia Laboratories (Bermuda) Ltd., Columbia Laboratories (France) SA and Columbia Laboratories (UK) Limited.  We maintain an Internet website at http://www.columbialabs.com.  We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this document.  The Columbia name and logo and the names of products and services offered by Columbia are trademarks, registered trademarks, service marks or registered service marks of Columbia.  Other tradenames and trademarks appearing in this prospectus are the property of their respective owners.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the Securities and Exchange Commission, or SEC, that are incorporated herein by reference, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2008 on file with the SEC, before you make an investment decision pursuant to this prospectus and any prospectus supplement.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING INFORMATION

The Company and its representatives from time to time make written or verbal forward-looking statements, including statements contained in this and other filings with the SEC and in the Company’s reports to stockholders, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, the Company’s expectations regarding clinical research programs, sales, earnings or other future financial performance and liquidity, product introductions, entry into new geographic regions and general views about future operations or operating results. Some of these statements can be identified by the use of forward-looking terminology such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties.

Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8%, PROCHIEVE® 8%, and STRIANT® in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful development of new products and new indications for current products including PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy and vaginal lidocaine product candidate for dysmenorrhea; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time to time, in the Company’s reports filed with the SEC.   Readers are advised to consult any further disclosures the Company may make on related subjects in subsequent Form 10-Q, 8-K, and 10-K reports to the SEC.

Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date this prospectus is filed with the SEC.  You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

RATIO OF EARNINGS TO FIXED CHARGES

	Fiscal Year Ended December 31,					Nine Months
						Ended September 30,
	2003	2004	2005	2006	2007	2008

Coverage deficiency	$(19,126,875)	$(21,975,988)	$(6,450,595)	$(9,654,229)	$(6,268,848)	$(4,711,403)

We have computed the ratio of earnings to fixed charges by dividing the net loss from continuing operations before income taxes and fixed charges, as adjusted for certain equity method investments, by fixed charges.  Fixed charges consist of interest on all indebtedness, including imputed interest on financing agreements, beneficial conversion expenses, Black-Scholes warrant costs associated with the issuance of convertible debt, capital lease obligations, and amortization of debt expenses.  During each of the last five years and for the nine months ended September 30, 2008, our earnings were insufficient to cover our fixed charges. The ratio of earnings to fixed charges is not disclosed because it is a negative number in all periods presented.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes, including funding our clinical development and other research and development activities, internal and/or collaborative sales, marketing and distribution expenditures, capital expenditures and working capital needs.

Although we have identified some of the potential uses of the net proceeds to be received upon completion of this offering, we cannot specify these uses with certainty.  As a result, our management will have broad discretion in the application of the net proceeds from the sale of securities under this prospectus and could use them for purposes other than those contemplated at this time. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending these uses, we plan to invest the net proceeds in short-term investments and marketable securities.  The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our research and development operations and other cash needs.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities; and

•	warrants to purchase any of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $50,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus.  For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, certificates of designation and by-laws, which are exhibits to the reports incorporated by reference into the registration statement that includes this prospectus.  Application of the Delaware General Corporation Law may also affect the terms of these securities.

Authorized Capital Stock

Our certificate of incorporation provides that we are authorized to issue 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 151,000 shares have been designated Series A preferred stock, 150,000 shares have been designated Series B preferred stock, 6,660 shares have been designated Series C preferred stock, 100,000 shares have been designated Series D preferred stock and 100,000 shares have been designated Series E preferred stock.  As of September 30, 2008, there were 53,752,420 shares of common stock outstanding, no shares of Series A preferred stock outstanding, 130 shares of Series B preferred stock outstanding, 1,125 shares of Series C preferred stock outstanding, no shares of Series D preferred stock outstanding and 59,000 shares of Series E preferred stock outstanding.  As of September 30, 2008, there were 300, 1, 5 and 7 holders of record of common stock, Series B preferred stock, Series C preferred stock, and Series E preferred stock, respectively.  We will describe the specific terms of any common stock or preferred stock we may offer in more detail in a prospectus supplement.  If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

Voting.  With the exception of certain circumstances, holders of the Series B preferred stock, Series E preferred stock and common stock vote together as a single class on all matters upon which stockholders are entitled to vote.  The holders of common stock are entitled to one vote for each share of such stock held of record by them.  The holders of our voting securities may not accumulate votes.  This means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors.  These rights are in addition to any voting rights that may be provided for in the applicable certificate of designation or certificate of amendment of rights and preferences establishing a particular series of preferred stock.  Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Dividends.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to prior rights of preferred stockholders.  We have never paid a cash dividend on our common stock and do not anticipate paying cash dividends in the foreseeable future.  We intend to retain any earnings for use in the development and expansion of our business.

Dissolution.  In the event of liquidation, dissolution or winding up of the Company, holders of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities and after payment of any preferential amounts to which holders of preferred stock are entitled, if any is outstanding.

Other Rights.  In March 2002, our board of directors authorized shares of Series D junior participating preferred stock in connection with its adoption of a stockholder rights plan, under which we issued rights to purchase Series D convertible preferred stock to holders of our common stock. Upon certain triggering events, such rights become exercisable to purchase shares of common stock (or, in the discretion of our board of directors, Series D convertible preferred stock) at a price substantially discounted from the then current market price of our common stock.

Trading Market.  Our common stock is traded on the NASDAQ Global Market.

Transfer Agent and Registrar.  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Undesignated Preferred Stock

General.  We will fix the preferences, limitations, voting powers and relative rights of each series of preferred stock in a certificate of designation or certificate of amendment relating to that series.  We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any such certificate of designation or certificate of amendment that establishes the series of preferred stock we are offering before the issuance of the related series of preferred stock.  In addition, a prospectus supplement relating to any series of preferred stock we are offering will describe the terms of such series.  This description will include, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve, wind up our affairs or undergo a merger;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Other.  The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock.  The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the shareholders.  In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon dissolution.

Preferred Stock

The following description of the rights, preferences and privileges of the Series B, Series C and Series E preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the certificates of designation to our certificate of incorporation, which set forth the terms and provisions of the Series B, Series C and Series E preferred stock, copies of which have been previously filed with the SEC.

Voting.  Holders of Series B preferred stock and Series E preferred stock are each entitled to one vote for each share of common stock into which the shares are convertible.  With the exception of certain circumstances, holders of Series B preferred stock, Series E preferred stock and common stock vote together as a single class on all matters upon which stockholders are entitled to vote.  Holders of Series B preferred stock have the right, voting as a separate class, to approve the creation of any Series of stock senior to the Series B preferred stock as to liquidation.  Holders of Series E preferred stock have the right, voting as a separate class, to approve the creation of any class or Series of stock senior to the Series E preferred stock as to liquidation dividends and any amendment of our restated certificate of incorporation to affect adversely the powers and preferences of the Series E preferred stock.

Holders of Series C preferred stock have no voting power other than as required by the Delaware General Corporation Law.

Dividends.  We do not presently intend to declare dividends with respect to the Series B preferred stock.  In the event the board of directors elects to declare any cash dividends on the common stock, the board must also declare a cash dividend on the Series B preferred stock in an amount equal to the common equivalent per share dividend declared on the common stock.  Dividends will be cumulative from the payment date of any such declaration, whether or not there are funds legally available for the payment of those dividends.  Accumulations of dividends on shares of Series B preferred stock will not bear interest.

The Series C preferred stock pays dividends at a rate of 5% per annum payable quarterly.  Upon conversion of any shares of Series C preferred stock, we are obligated to issue additional shares of common stock having a market value equal to accrued but unpaid dividends on the Series C preferred stock at the time of conversion.  The issuance of any such shares of common stock is subject to applicable provisions of the Delaware General Corporation Law.

We do not presently intend to declare dividends with respect to the Series E preferred stock.  In the event the board of directors elects to declare cash, stock or other consideration as a dividend on the common stock, the board must also declare a dividend on the Series E preferred stock in an amount and kind equal to the common equivalent per share dividend declared on the common stock.

Conversion Rights.  Holders of Series B, Series C and Series E preferred stock are entitled to convert their shares of preferred stock into shares of common stock at any time.  As of September 30, 2008, each share of Series B preferred stock is convertible into 20 shares of common stock, each share of Series C preferred stock is convertible into 317 shares of common stock and each share of Series E preferred stock is convertible into 50 shares of common stock.  The Series B preferred stock and the Series E preferred stock have conversion rates that are fixed, subject to certain adjustments.  The Series C preferred stock conversion rate per share is calculated by dividing $1,000 by the lesser of $3.50 or the average of the closing prices of the common stock as reported on the NASDAQ Global Market for the three trading days immediately preceding the conversion date.

The conversion rates are subject to adjustment in certain circumstances.  If we declare a dividend on our common stock payable in common stock or payable in securities convertible into common stock, or if we subdivide, combine, or reclassify our outstanding shares of common stock, then the conversion rates will be adjusted so that each holder of Series B, Series C and Series E preferred stock will be entitled to receive on conversion of his shares that number of shares of common stock he would have held after the dividend, subdivision, combination, or reclassification if he had converted his shares of Series B, Series C and Series E preferred stock immediately prior to the record date or effective date thereof, and, in the case of a dividend payable in securities convertible into common stock, after he had converted all those securities into common stock.

The Series B preferred stock will be automatically converted into common stock upon the first to occur of the following events: (1) the completion of at least a $10 million public offering with an offering price of at least $15 per share or (2) the date on which the closing price of the common stock on a national exchange is at least $15.00 per share for a minimum of 20 consecutive trading days where the average daily volume during such period is at least 30,000 shares.

The Series E preferred stock will be automatically converted into common stock upon the date the average of the daily closing prices of the common stock for the 20 consecutive trading days preceding such date exceeds $6.00 per share.

Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of Columbia, holders of Series B preferred stock and Series E will be entitled to receive out of the assets of Columbia available for distribution to its stockholders, before any distribution is made to holders of its common stock, liquidating distributions in an amount equal to $100 per share plus an amount in cash equal to all accrued but unpaid dividends.  Holders of Series C preferred stock will be entitled to receive $1,000 per share plus an amount in cash equal to all accrued but unpaid dividends.  After payment of the full amount of the liquidating distributions to the holders of the Series B, Series C and Series E preferred stock, holders of Columbia’s common stock will be entitled to any further distribution of Columbia’s assets.  If the assets of Columbia are insufficient to pay the full amounts of the liquidating distributions on the Series B, Series C and Series E preferred stock, then all available assets of Columbia will be distributed ratably to the holders of the Series B, Series C and Series E preferred stock in proportion to the ratio of liquidation preferences.

Redemption.  We have the right to redeem, at any time, all or part of the shares of Series C preferred stock at a redemption price determined by several factors including the total number of shares of Series C preferred stock to be redeemed and the current market price of our common stock.   We do not have the option to redeem shares of Series B preferred stock or Series E preferred stock.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without shareholder approval.  We may utilize these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

The existence of authorized but unissued common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.  In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon dissolution.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

Delaware Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation such as us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and By-laws. Provisions of our certificate of incorporation and by-laws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and by-laws:

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permit our board of directors to issue up to approximately 490,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide that stockholders will be permitted to amend certain provisions of our by-laws only upon receiving at least 75% of the votes of the members constituting the board of directors.

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care.  Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.  Our certificate of incorporation limits the liability of our directors to us and our stockholders to the full extent permitted by Delaware law.  Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Indemnification

Both our certificate of incorporation and by-laws provide for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer, in effect to the maximum extent permitted by law.  Our certificate of incorporation additionally requires us to advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims.  We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and advance to our directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also maintain directors’ and officers’ liability insurance.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

Senior notes, if any, will be issued under a senior indenture that we will enter into with a trustee to be named in the senior indenture.  Subordinated notes, if any, will be issued under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.  The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act.  We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities.  Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

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the terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of ours, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions, on the debt securities.

Subordination of Subordinated Notes

The subordinated notes will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement.  The subordinated indenture does not limit the amount of subordinated notes that we may issue.  It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

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reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium, or sinking fund payment, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity.  In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected.  However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to notes of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series.  We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Existing Senior Debt

Pursuant to the terms of an Investment and Royalty Agreement, or the Royalty Agreement, made as of March 5, 2003, between Columbia and PharmaBio Development Inc., or PharmaBio, Columbia is required to make certain royalty payments to PharmaBio.  The Royalty Agreement restricts Columbia from creating or incurring any indebtedness, except for indebtedness that is junior and subordinate in right of payment to Columbia’s obligations under the Royalty Agreement; the terms and conditions of such subordination are to be reasonably satisfactory to PharmaBio.  The creation and incurrence of liens upon or with respect to any of Columbia’s assets or properties are similarly restricted by the Royalty Agreement.

In addition, on December 22, 2006, Columbia raised approximately $40 million in gross proceeds to the Company from the issuance and sale of convertible subordinated notes.  The notes bear interest at a rate of 8% per annum and mature on December 31, 2011.  They are currently convertible into a total of approximately 7.6 million shares of Common Stock at a conversion price of $5.25.  Pursuant to the terms of the convertible subordinated notes, for so long as any of the convertible subordinated notes are outstanding, we have agreed not to, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, as defined in the convertible subordinated notes (or permit any subsidiary to do the same) that would rank senior or pari passu to the convertible subordinated notes, other than:

•	The convertible subordinated notes;

•	The obligations under the Royalty Agreement;

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Obligations issued, undertaken or assumed as the deferred purchase price of property or services, including without limitation “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business);

•	All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

•	Unsecured indebtedness between Columbia and any of its subsidiaries or between subsidiaries; and

•	Any other indebtedness in an aggregate original principal amount not to exceed $4 million at any one time outstanding.

The terms of the convertible subordinated notes further prohibit us and our subsidiaries from, directly or indirectly, allowing or suffering to exist, any liens securing indebtedness other than the obligations under the Royalty Agreement.  The provisions of the Royalty Agreement and the subordinated convertible notes and related agreements may limit the amount and terms of any indebtedness that we may offer pursuant to this prospectus.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  Specific warrant certificates or agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series.  We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant agent, if any, in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent, if any.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If there is a warrant agent, it will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Governing Law

The Warrants will be governed by and construed in accordance with the laws of the State of New York.

Outstanding Warrants

As of September 30, 2008, there were outstanding warrants to purchase 4,867,755 shares of our common stock, which have an average exercise price of $5.67 per share.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its nominee.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Legal Holders”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security.  We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”) to or through a market maker or into an existing trading market, or an exchange or otherwise;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of our securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such common stock may be listed.

Underwriters

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.  We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.  Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement naming the underwriters the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Global Market.  We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.  “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering.  If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market.  In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option.  “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids.  If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities.  The magnitude or effect of any stabilization or other transactions is uncertain.  These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2007, the related financial statement schedule for the year ended December 31, 2007, the effectiveness of internal control over financial reporting for the year ended December 31, 2007 and the restatement adjustments to the consolidated financial statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004 incorporated by reference into this Prospectus and Registration Statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and are incorporated by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The report of McGladrey & Pullen, LLP dated March 25, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expressed an opinion that Columbia Laboratories, Inc. had not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Goldstein Golub Kessler LLP or GGK, an independent registered public accounting firm, audited our financial statements as of December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006, as stated in their report, which is incorporated by reference herein.  GGK did not audit, review or apply any procedures to the adjustments for the correction of the errors in the consolidated balance sheets as of December 31, 2006 and 2005 and consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for the years ended December 31, 2006, 2005 and 2004, and accordingly, did not express an opinion or any other form of assurance on them.  Those adjustments were audited by McGladrey and Pullen, LLP.  GGK’s report is incorporated by reference in reliance upon the authority of Goldstein Golub Kessler LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations.  Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus.  This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits.  For further information with respect to Columbia and the securities, you should consult the registration statement and its exhibits.  Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information.  The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus.  This means that we can disclose important information to you by referring you to the other information we have filed with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update and supersede this information.  Further, all filings we make under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.  The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-10352) made prior to the termination of this offering are incorporated by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 28, 2008.

•	Our Current Report on Form 8-K filed with the SEC on March 18, 2008 (excluding any information or documents furnished but not filed therewith);

•	Our Current Report on Form 8-K filed with the SEC on July 7, 2008;

•	Our Current Report on Form 8-K filed with the SEC on July 29, 2008;

•	Our Current Report on Form 8-K filed with the SEC on August 22, 2008;

•	Our Current Report on Form 8-K filed with the SEC on August 26, 2008;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2008;

•	Our Quarterly Report on Form 10-Q filed with the SEC on August 8, 2008; and

•	Our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2008.

The description of our common stock contained in the Registration Statement on Form 8-A12G filed with the SEC on  February 12, 2004, and any amendment or report filed in the future for the purpose of updating such description.

We are not, however, including by reference any documents, or portions thereof, that are not deemed to be “filed” with the SEC.

Our website is http://www.columbialabs.com.  Our website links to our filings available on the SEC website.  We will also provide electronic or paper copies of our filings free of charge upon request.  Information contained on our website or any other website is not incorporated into this prospectus or the accompanying supplement and does not constitute a part of this prospectus or the accompanying supplement.  You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus or the accompanying supplement by writing or calling us at:

Columbia Laboratories, Inc.

354 Eisenhower Parkway

Livingston, New Jersey 07039

Attention: James A. Meer, Chief Financial Officer

Telephone: (973) 994-3999

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Columbia Laboratories, Inc.  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,416.55
Transfer agent’s, trustee’s and depository’s fees and expenses	3,000.00
Printing fees and expenses	1,000.00
Legal fees and expenses	45,000.00
Accounting fees and expenses	20,000.00
Miscellaneous	1,000.00

Total expenses	$71,416.55

Item 15.  Indemnification of Directors and Officers.

Columbia Laboratories, Inc., or Columbia, is a Delaware corporation.  Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Columbia’s by-laws provide that Columbia shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to an action or proceeding other than one by or in the right of Columbia, by reason of the fact that such person is or was a director or officer, or was serving in such capacities at another entity at the specific request of Columbia, on the same conditions provided by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, Columbia’s certificate of incorporation contains a provision eliminating the personal liability of a director to Columbia or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Columbia maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

    Columbia has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that Columbia indemnify our directors and officers to the fullest extent permitted by law and advance to our directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 16.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1	The form of any equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
1.2	The form of any debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Amended and Restated By-laws of Registrant.
4.1(2)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Registrant, dated as of January 7, 1999.
4.2(2)	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto.
4.3(2)	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P.
4.4(2)	Form of Warrant to Purchase Common Stock.
4.5(3)	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999.
4.6(4)	Certificate of Designations of Series E Convertible Preferred Stock of the Registrant, dated May 10, 2005.
4.7(4)	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc.
4.8(5)	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.
4.9(6)	Form of Restricted Stock Agreement.
4.10(6)	Form of Option Agreement.
4.11(7)	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.
4.12	Form of Senior Indenture.
4.13	Form of Subordinated Indenture.
4.14
The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.15
The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.16
The form of any warrant agreement or certificate with respect to each particular series of warrants issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.17
The form of any certificate of designation or amendment with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

5.1	Opinion of Kaye Scholer LLP.
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Kaye Scholer LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.

(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

(4)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated May 12, 2005.

(5)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated March 16, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated May 17, 2006.

(7)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated December 26, 2006.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Livingston, State of New Jersey, on November 20, 2008.

COLUMBIA LABORATORIES, INC..

By:	/s/ Robert S. Mills

Robert Mills

President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors Columbia Laboratories, Inc., hereby severally constitute and appoint Robert S. Mills and James A. Meer, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Columbia Laboratories, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert S. Mills	President and Chief Executive Officer	November 20, 2008
Robert S. Mills	(Principal Executive Officer)

/s/ James A. Meer	Senior Vice President, Chief	November 20, 2008
James A. Meer	Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Valerie L. Andrews	Director	November 20, 2008
Valerie L. Andrews

/s/ Edward A. Blechschmidt	Vice Chairman of the Board of Directors	November 20, 2008
Edward A. Blechschmidt

/s/ Stephen G. Kasnet	Chairman of the Board of Directors	November 20, 2008
Stephen G. Kasnet

/s/ Denis M. O’Donnell	Director	November 20, 2008
Denis M. O’Donnell

/s/ Selwyn P. Oskowitz	Director	November 20, 2008
Selwyn P. Oskowitz

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	The form of any equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
1.2	The form of any debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
3.1(1)	Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Amended and Restated By-laws of Registrant.
4.1(2)	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Registrant, dated as of January 7, 1999.
4.2(2)	Securities Purchase Agreement, dated as of January 7, 1999, between the Company and each of the purchasers named on the signature pages thereto.
4.3(2)	Securities Purchase Agreement, dated as of January 19, 1999, among the Company, David M. Knott and Knott Partners, L.P.
4.4(2)	Form of Warrant to Purchase Common Stock.
4.5(3)	Warrant to Purchase Common Stock granted to James J. Apostolakis on September 23, 1999
4.6(4)	Certificate of Designations of Series E Convertible Preferred Stock of the Registrant, dated May 10, 2005.
4.7(4)	Preferred Stock Purchase Agreement, dated as of May 10, 2005, among Columbia Laboratories, Inc., Perry Partners L.P. and Perry Partners International, Inc.
4.8(5)	Securities Purchase Agreement, dated March 10, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.
4.9(6)	Form of Restricted Stock Agreement.
4.10(6)	Form of Option Agreement.
4.11(7)	Securities Purchase Agreement, dated December 21, 2006, by and between Columbia Laboratories, Inc. and the Purchasers listed on Exhibit A thereto.
4.12	Form of Senior Indenture.
4.13	Form of Subordinated Indenture.
4.14
The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.15
The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.16
The form of any warrant agreement or certificate with respect to each particular series of warrants issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.17
The form of any certificate of designation or amendment with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

5.1	Opinion of Kaye Scholer LLP.
12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of McGladrey & Pullen, LLP.
23.3	Consent of Kaye Scholer LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998.

(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999.

(4)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated May 12, 2005.

(5)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated March 16, 2006.

(6)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated May 17, 2006.

(7)	Incorporated by reference to the Registrant’s Current Report on 8-K, dated December 26, 2006.